                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of First National Bankshares of Florida, Inc. (the "Corporation") whose signature appears below, hereby makes, constitutes and appoints Gary L. Tice and Robert T. Reichert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the following registration statements of the Corporation to be filed with the Securities and Exchange Commission (the "Commission"), together with any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof:

     (i) Registration Statement on Form S-8 relating to the issuance of 3,000,000 shares of the Corporation's common stock pursuant to the Corporation's 2003 Incentive Plan;

     (ii) Registration Statement on Form S-8 relating to the issuance of 4,021,803 shares of the Corporation's common stock to be issued to directors of F.N.B. Corporation and retirees of F.N.B. Corporation upon exercise of options of F.N.B. Corporation which have been converted into options of the Corporation pursuant to the Employee Benefits Agreement to be entered into between the Corporation and F.N.B. Corporation;

     (iii) Registration Statement on Form S-8 relating to the issuance of 42,343 shares of the Corporation's common stock to be granted to employees of the Corporation pursuant to restricted stock grants pursuant to the formula contained in the Employee Benefits Agreement to be entered into between the Corporation and F.N.B. Corporation; and

     (iv) Registration Statement on Form S-8 relating to the issuance of 400,000 shares of the Corporation's common stock pursuant to the Corporation's Directors' Stock Option Plan.


                            [Signature page follows]


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         IN WITNESS WHEREOF, each of the undersigned officers and directors of the Corporation, in the capacity or capacities noted, has hereunto set his hand as of the date indicated below. This power of attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.


       Signature                     Title                           Date
       ---------                     -----                           ----


/s/ Gary L. Tice                  Chairman and               December 15, 2003
------------------------     Chief Executive Officer
Gary L. Tice

/s/ G. Scott Baton, II              Director                 December 15, 2003
------------------------
G. Scott Baton, II

/s/ Alan C. Bomstein                Director                 December 15, 2003
------------------------
Alan C. Bomstein

/s/ Charles T. Cricks               Director                 December 15, 2003
------------------------
Charles T. Cricks

/s/ James S. Lindsay                Director                 December 15, 2003
------------------------
James S. Lindsay

/s/ Edward J. Mace                  Director                 December 15, 2003
------------------------
Edward J. Mace

/s/ David A. Straz, Jr.             Director                 December 15, 2003
------------------------
David A. Straz, Jr.